Exhibit 10.2

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECOND AMENDMENT TO

PROJECT AGREEMENT No. 2

BETWEEN

VIROPHARMA INCORPORATED

AND

NORWICH PHARMACEUTICALS, INC.

(Formerly OSG Norwich Pharmaceuticals, Inc.)

(Vancocin® HCl capsules)

SECOND AMENDMENT TO PROJECT AGREEMENT No. 2

VIROPHARMA INCORPORATED (“ViroPharma”) and NORWICH PHARMACEUTICALS, INC. (formerly known as OSG Norwich Pharmaceuticals, Inc.) (“NPI”) are entering into this Second Amendment to Project Agreement No. 2 (this “Second Amendment”) effective as of the 25th day of May, 2011.

This Second Amendment amends that certain Project Agreement No. 2 between ViroPharma and NPI dated May 15, 2006, as amended (“Project Agreement No. 2”) entered into pursuant to the Master Agreement (the “Agreement”) and the Quality Agreement (the “Quality Agreement”) between ViroPharma and NPI dated as of December 1, 2005. The Second Amendment described herein relates to the extension of the term of Project Agreement No. 2 and changes to the fee structure if an abbreviated new drug application for a generic version of the Product is approved, and shall be governed by the terms, conditions and obligations set forth in the Agreement, the Quality Agreement, Project Agreement No. 2, as previously amended, and this Second Amendment. Terms not otherwise defined herein are set forth in the Project Agreement No. 2 and the Agreement. In consideration of the mutual covenants and agreements contained herein, ViroPharma and NPI, intending to be legally bound, do hereby agree as follows:

1. Amendment of Section 1. Section 1(f) is hereby deleted in its entirety and replaced with the following:

(f)	Initial Term. “Initial Term” shall mean the period of time beginning on the Effective Date and ending on August 31, 2016.

2. Amendment of Section 5. Section 5 is hereby amended by adding the following at the end of the section:

“Notwithstanding anything to the contrary in this Agreement, NPI shall not ***the***, *** or *** in*** or ***.”

3. Amendment of Section 7. Section 7 is hereby deleted in its entirety and replaced with the following:

7.	Term.

This Project Agreement shall be effective as of the Project Agreement Effective Date and shall expire at the end of the Initial Term. At the end of the Initial Term, this Project Agreement shall continue automatically for successive one (l) year periods under the same terms and conditions hereunder until terminated (each such period a “Renewal Term” and collectively with the Initial Term, the “Term”). This Project Agreement may be terminated by ViroPharma at any time upon not less than *** months prior written notice to NPI. NPI may terminate this Project Agreement at the expiration of the Initial Term or the expiration of any renewal term upon not less than *** months prior written notice to ViroPharma. In addition to the foregoing, either Party may terminate this Project Agreement in the event of a material breach by the other Party of this Project Agreement, provided that the Party asserting such breach first serves written notice of the alleged breach on the offending Party and such breach is not cured within *** days of said notice; provided further, however, that this Project Agreement shall not terminate in the event of a material breach pursuant to this Section 7 unless, at the termination of such *** day period, the Party asserting such breach notifies the other Party in writing of such termination due to a failure to cure the material breach.

4. Amendment of Section 9. Section 9 is hereby amended by adding the following as subsection (i):

(i)	Minimum Annual Amount.

(i)	Calculation. If the FDA approves an abbreviated new drug application for a generic version of the Product (“ANDA Approval”) during the Term of this Project Agreement No. 2, ViroPharma shall be responsible for providing NPI with a minimum annual amount of $*** for each calendar year of the Term (the “Minimum Annual Amount”) after such ANDA Approval as calculated below regardless of the quantity of Product ordered by ViroPharma in that year of the Term. Each *** following the ANDA Approval, and each subsequent *** during the Term thereafter, the parties shall cooperate and work in good faith to determine whether ViroPharma is responsible for any additional payments to reach the Minimum Annual Amount and NPI shall invoice ViroPharma for such Outstanding Amount (as defined below) no earlier than *** and no later than ***. The “Outstanding Amount” is determined by subtracting (i)*** (i.e., the Minimum Annual Amount) from (ii) the total amount calculated by adding*** received by ViroPharma from NPI during that calendar year. ViroPharma shall only be responsible for the Outstanding Amount if such amount is greater than zero. For example, if the ANDA Approval occurs in *** NPI will determine the Outstanding Amount as set forth above for 2011 and invoice ViroPharma by ***. Upon receipt of such invoice, ViroPharma shall review the calculation set forth above and, if ViroPharma agrees with such calculation, pay NPI the Outstanding Annual Fee within *** days of ViroPharma’s receipt of the invoice. The invoice must include a breakdown of the Outstanding Amount calculation, including without limitation a listing of all invoices submitted by NPI to ViroPharma during that calendar year. If ViroPharma does not agree with the calculation, ViroPharma shall pay any undisputed amount of the Outstanding Annual Fee within *** days of ViroPharma’s receipt of the invoice and work in good faith with NPI to resolve the disputed amount of such invoice.

(ii)	Termination by ViroPharma. Notwithstanding anything to the contrary in this Project Agreement No. 2, if ViroPharma elects to terminate this Project Agreement No. 2, ViroPharma is obligated to provide NPI with the Minimum Annual Amount during the termination notice period (if the ANDA approval has occurred as set forth above); provided, however, that the Minimum Annual Amount calculation shall be pro-rated based on the date when the termination becomes effective. For example, if ViroPharma elects to terminate upon *** months pursuant to Section 7 and notifies NPI of its intent to terminate effective on July 15, 20xx, then the Minimum Annual Amount shall be pro-rated to 196/365 of its amount for the calendar year when the termination became effective.

5. Amendment of Price Exhibit. The Price Exhibit is hereby amended by deleting the two tables under “MANUFACTURING PRICE” and replacing them with the following:

1.	125 mg:

Non-Materials Costs per finished carton of Product			Materials Costs per finished carton of Product			Manufacturing Price per finished carton of Product
$	*	**	$	*	**	$	*	**

2.	250 mg:

Non-Materials Costs per finished carton of Product			Materials Costs per finished carton of Product			Manufacturing Price per finished carton of Product
$	*	**	$	*	**	$	*	**

2.	Miscellaneous.

(a) The revised Manufacturing Price set forth in the amended Price Exhibit above shall be effective as of January 1, 2011. NPI may invoice ViroPharma for the difference between (i) the revised Manufacturing Price set forth in the amended Pricing Exhibit above and (ii) the Manufacturing Price previously invoiced by NPI to ViroPharma for orders on or after January 1, 2011.

(b) Project Agreement No. 2, as previously amended, shall remain in full force and effect, subject only to the express changes set forth in this Second Amendment, and the parties hereto hereby ratify and confirm the provisions of the Project Agreement No. 2, as so modified. Project Agreement No. 2, as supplemented and modified by this Project Agreement Amendment, constitutes the entire understanding between the parties with respect to the subject matter thereof, and supersedes any prior understanding and/or written or oral agreements among them. This First Amendment may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto. All references to “this Project Agreement” in the Project Agreement No. 2 shall mean Project Agreement No. 2 as modified hereby and from time to time hereafter. This Project Agreement Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(c) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania excluding any choice of law rules, which may direct the application of the law of another state.

(d) As noted above, this Second Amendment is subject to the terms and conditions of, among other agreements, the Agreement, including but not limited to Section 18.1 of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Project Agreement Amendment to be executed and delivered on the date first set forth above.

VIROPHARMA INCORPORATED

By:	/s/ Vincent J. Milano
Printed Name: Vincent J. Milano
Title: President and Chief Executive Officer

NORWICH PHARMACEUTICALS, INC.

By:	/s/ Terry Novak
Printed Name: Terry Novak
Title: President

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